Exhibit 99.1

TRUNITY, INC.
(A Development Stage Company)

 Financial Statements
For The Year Ended December 31, 2010

TRUNITY, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Trunity, Inc.

We have audited the accompanying balance sheet of Trunity, Inc. (a development stage company) as of December 31, 2010, and the related statements of operations, changes in stockholders’ deficiency, and cash flows for the year then ended and for the period from July 28, 2009 (date of inception) to December 31, 2010.  Trunity, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trunity, Inc. as of December 31, 2010, and the results of its operations and its cash flows for the year then ended and for the period from July 28, 2009 (date of inception) to December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Ft Lauderdale, FL
November 8, 2011

TRUNITY, INC.
(A Development Stage Company)

Balance Sheet
December 31, 2010

ASSETS

Current assets
Cash	$2,744
Accounts receivable	4,998
Prepaid expenses and other current assets	36,766
Total current assets	44,508
Property and equipment
Fixtures and equipment	91,201
Less accumulated depreciation	(30,629)
60,572
Capitalized software development costs
Costs incurred	2,239,165
Less accumulated amortization	(995,316)
1,243,849
Other assets Debt issuance costs, net	19,635
Total other assets	19,635
Total assets	$1,368,564

The accompanying notes are an integral part of these financial statements.

TRUNITY, INC.
(A Development Stage Company)

Balance Sheet
December 31, 2010

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities

Current portion of notes payable	$771,592
Accounts payable	279,826
Deferred revenue	78,703
Accrued expenses	33,388

Total current liabilities	1,163,509

Long-term liabilities

Notes payable, less current portion	3,090,135
Deferred rent	16,045
Total long-term liabilities	3,106,180

Total liabilities	4,269,689

Commitments and contingencies

Stockholders’ deficiency

Common stock, $0.001 par value - 50,000,000 shares authorized, 10,318,005* shares issued and outstanding	10,318
Additional paid-in-capital	1,602,435
Stock subscription subscribed	5,000
Deficit accumulated during development stage	(4,518,878)

Total stockholders' deficiency	(2,901,125)

Total liabilities and stockholders’ deficiency	$1,368,564

* As adjusted for a 1 for 3 reverse stock split that occurred in 2011 - see Note 13.

The accompanying notes are an integral part of these financial statements.

TRUNITY, INC.
(A Development Stage Company)

Statement of Operations
For the Year Ended December 31, 2010 and the Period From July 28, 2009
(Date of Inception) to December 31, 2010

	2010	Cumulative from inception through December 31, 2010
Net sales	$190,432	$190,432
Cost of goods sold	79,868	79,868
Gross profit	110,564	110,564
Operating expenses
Research and development	$1,408,018	$2,608,483
Selling, general and administrative	789,351	1,459,643
	2,197,369	4,068,126
Loss from operations	(2,086,805)	(3,957,562)
Other income (expense):
Interest expense	(416,583)	(561,316)
	(416,583)	(561,316)
Net loss	$(2,503,388)	$(4,518,878)

The accompanying notes are an integral part of these financial statements.

TRUNITY, INC.
(A Development Stage Company)

Statement of Changes in Stockholders’ Deficiency
For the Period From July 28, 2009 (Date of Inception) to December 31, 2010

	Par $ .001 Common Shares*	Common Stock	Paid in Capital	Stock Subscription Subscribed (Receivable)	Deficit Accumulated during the Development Stage	Total Stockholders’ Deficiency
Balance at July 28, 2009 (date of inception)	—	$—	$—	$—	$—	$—
Issuance of founders stock	7,300,667	7,301	(5,901)			1,400
Sale of common stock	880,000	880	459,120	(50,000)		410,000
Stock issuance costs			(40,825)			(40,825)
Common stock issued to investors in a debt offering	822,000	822	410,260			411,082
Shares issued for stock offering services	33,333	33	30,792			30,825
Stock based compensation			64,941			64,941
Net loss					(2,015,490)	(2,015,490)
Balance at December 31, 2009	9,036,000	$9,036	$918,387	$(50,000)	$(2,015,490)	$(1,138,067)
Sale of common stock	1,282,005	1,282	655,218	55,000		711,500
Stock issuance costs			(12,160)			(12,160)
Stock based compensation			40,990			40,990
Net loss					(2,503,388)	(2,503,388)
Balance at December 31, 2010	10,318,005	$10,318	$1,602,435	$5,000	$(4,518,878)	$(2,901,125)

* As adjusted for a 1 for 3 reverse stock split that occurred in 2011 - see Note 13.

The accompanying notes are an integral part of these financial statements.

TRUNITY, INC.
(A Development Stage Company)

Statement of Cash Flows
For the Year Ended December 31, 2010 and the Period
From July 28, 2009 (Date of Inception) to December 31, 2010

	2010	Cumulative from inception through December 31, 2010
Cash flows from operating activities
Net loss	$(2,503,388)	$(4,518,877)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation and amortization	715,041	1,025,945
Employee stock compensation expense	35,384	60,656
Non-employee stock compensation expense	5,607	45,274
Changes in operating assets and liabilities:
Accounts receivable	(4,998)	(4,998)
Prepaid expenses and other assets	(18,016)	(36,766)
Other long-term assets	(19,635)	(19,635)
Accounts payable	(48,445)	279,827
Accrued expenses	24,197	33,388
Deferred revenue	78,703	78,703
Deferred rent	16,045	16,045
Accrued interest included in notes payable	141,097	202,991
Net cash (used in) operating activities	(1,578,408)	(2,837,447)
Cash flows from investing activities
Purchase of fixed assets	(37,517)	(91,202)
Purchase of other assets	(342,346)	(2,239,165)
Net cash (used in) investing activities	(379,863)	(2,330,366)
Cash flows from financing activities
Advances from related parties	87,354	162,354
Repayments of advances from related parties	(137,354)	(162,354)
Issuance of short-term debt	100,000	100,000
Long-term debt issued to related parties	552,257	2,597,800
Accrued unpaid interest to related parties	235,177	318,017
Issuance of long-term debt	387,500	642,917
Sale of common stock	711,500	1,564,807
Stock issuance costs	(12,160)	(52,985)
Net cash provided by financing activities	1,924,274	5,170,557
Net increase (decrease) in cash and cash equivalents	(33,997)	2,744
Cash, beginning of period	36,741	—
Cash, end of period	$2,744	$2,744
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$42,904	$42,904

The accompanying notes are an integral part of these financial statements.

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2010

Note 1 – Nature of Business

Trunity, Inc. (“We” or “the Company”) is a “C” Corporation organized under the Laws of Delaware with principal offices in Newburyport, Massachusetts. It was formed on July 28, 2009 to develop a cloud-based knowledge sharing platform that focuses on e-learning, virtual textbooks, customer experience and education marketplace. The Company formed though the acquisition of certain intellectual property by its three founders. The Company is in the development stage and it is presently undertaking research and development of its platform.

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting - The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of these financial statements requires our management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and related notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. We believe the following critical accounting policies affect its more significant judgments and estimates used in the preparation of financial statements.

Development Stage Operations - The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to business development.

Going Concern - The financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred net losses and negative operating cash flow since its inception. To the extent the Company may have negative cash flows in the future, it will continue to require additional capital to fund operations. In 2010 and 2011, the Company obtained additional capital investments under various debt and common stock issues. Although management continues to pursue its financing plans, there is no assurance that the Company will be successful in obtaining sufficient revenues to generate positive cash flow. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Revenue Recognition - Revenue is recognized either ratably over the period of the related contract or as services are performed.

Property and Equipment - Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Expenditures for major betterments and additions are capitalized, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are expensed as incurred.

Accounting for Uncertainty in Income Taxes - Income taxes are accounted for in accordance with FASB ASC Topic 740, “Income Taxes” (“ASC 740”).  Under ASC 740, income taxes are recognized for the amount of taxes payable for the current year and deferred tax assets and liabilities for the future tax consequence of events that have been recognized differently in the financial statements than for tax purposes. Deferred tax assets and liabilities are established

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2010

Note 2 – Summary of Significant Accounting Policies (continued)

Accounting for Uncertainty in Income Taxes (continued) - using statutory tax rates and are adjusted for tax rate changes. We consider accounting for income taxes critical to our operations because management is required to make significant subjective judgments in developing our provision for income taxes, including the determination of deferred tax assets and liabilities, and any valuation allowances that may be required against deferred tax assets.

ASC 740 clarifies the accounting for uncertainty in income tax recognized in an entity’s financial statements and requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements.   For those tax positions where it is not “more likely than not” that a tax benefit will be sustained, no tax benefit is recognized. Where applicable, associated interest and penalties are also recorded. This interpretation also provides guidance on de-recognition, classification, accounting in interim periods, and expanded disclosure requirements.

Based on our evaluation, we have concluded that there are no significant uncertain tax positions requiring recognition in our financial statements. Our evaluation was performed for the tax period from July 28, 2009 (inception) to December 31, 2010. We may from time to time be assessed interest or penalties by major tax jurisdictions, although any such assessments are expected to be minimal and immaterial to our financial results. In the event we have received an assessment for interest and/or penalties, it would be classified in the financial statements as selling, general and administrative expense. The tax years 2009 and 2010 are subject to examination by federal and state taxing authorities.

Research and Development Costs - The Company capitalizes research and development related to the development of its software platform. Research and development costs not associated with the development of the software platform are expensed in the period in which they are incurred. For the year ended December 31, 2010, the Company capitalized approximately $342,000 of internal development costs.

Stock-Based Compensation - The Company accounts for stock compensation in accordance with FASB ASC 718, “Compensation-Stock Compensation”, which requires companies to expense the fair value of stock options and other forms of stock-based compensation. As the Company is in the development stage, it was unable to reasonably determine the fair value, and expected volatility of its shares. Therefore, as allowed for non-public entities, the Company has elected the intrinsic value method for valuing the impact of stock compensation.

Convertible Debt - The Company assesses whether it has embedded derivatives in accordance with ASC 815, “Accounting for Derivative Instruments and Hedging Activities”. As the Company is in the development stage, it was unable to reasonably determine the fair value of conversion features of its debt which allows holders to convert holdings into common shares of the Company. It has therefore elected to account for these conversion rights using the intrinsic value method.

Common Stock Purchase Warrants - The Company accounts for common stock purchase warrants in accordance with ASC 815, “Accounting for Derivative Instruments and Hedging Activities”.

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2010

Note 2 – Summary of Significant Accounting Policies (continued)

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Stockholders’ Equity - Shares of common stock issued for other than cash have been assigned amounts equivalent to the fair value of the service or assets received in exchange.

Common stock share amounts in these financial statements have been retroactively adjusted for the effects of a 1 for 3 reverse stock split that occurred in 2011, as required by ASC Topic 505-20 (see Note 13).

Intangible Assets - Intangible assets are recorded at cost and consist of the Trunity Platform software development costs. Amortization is computed using the straight-line method over 3 years. Amortization expense for the year ended December 31, 2010 totaled approximately $689,000.

Financial Instruments and Fair Values - The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time, based upon relevant market information about the financial instrument.

The carrying amount of cash, trade receivables and other assets approximates fair value due to the short-term maturities of these instruments.

The fair values of all other financial instruments, including debt, approximate their book values as the instruments are short-term in nature or contain market rates of interest.

Subsequent events - Subsequent events were evaluated through November 8, 2011, which is the date the financial statements were available to be issued.

Note 3 – Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (FASB) issued new accounting guidance on accounting for transfers of financial assets which removes the concept of a qualifying special-purpose entity (QSPE) and clarifies the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. The Company adopted the new accounting guidance beginning January 1, 2010. This new accounting guidance did not have a significant impact on the Company’s financial position, cash flows or results of operations.

TRUNITY, INC.
(A Development Stage Company)

Notes To The Financial Statements
December 31, 2010

Note 3 – Recent Accounting Pronouncements (continued)

In June 2009, the FASB issued new accounting guidance which revises the approach to determining the primary beneficiary of a variable interest entity (VIE) to be more qualitative in nature and requires companies to more frequently reassess whether they must consolidate a VIE. The Company adopted the new accounting guidance beginning January 1, 2010. This new accounting guidance did not have a significant impact on the Company’s financial position, cash flows or results of operations.

In October 2009, the FASB issued authoritative guidance about the accounting for revenue contracts containing multiple elements, allowing the use of companies’ estimated selling prices as the value for deliverable elements under certain circumstances and to eliminate the use of the residual method for allocation of deliverable elements. This guidance is effective for the Company beginning January 1, 2011. The Company does not expect that this standard will have a significant impact on its financial position or results of operations.

In January 2010, the FASB issued guidance that requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements, including significant transfers into and out of Level 1 and Level 2 fair value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair value measurements. The Company adopted the new accounting guidance beginning January 1, 2010. This update had no impact on the Company’s financial position, cash flows or results of operations.

In July 2010, the FASB issued Accounting Standards Update No. 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses (“ASU 2010-20”). This ASU requires enhanced disclosures with disaggregated information regarding the credit quality of an entity’s financing receivables and its allowance for credit losses. The update also requires disclosure of credit quality indicators, past due information, and modifications of financing receivables. This ASU is effective for interim and annual reporting periods ending after December 15, 2010. The Company adopted this ASU beginning with its annual reporting period ended December 31, 2010. This new accounting guidance did not have a significant impact on the Company’s financial position, cash flows or results of operations.

In April 2010, the FASB issued ASU 2010-17, “Revenue Recognition—Milestone Method”, which provides guidance on defining the milestone and determining when the use of the milestone method of revenue recognition for research and development transactions is appropriate. It provides criteria for evaluating if the milestone is substantive and clarifies that a vendor can recognize consideration that is contingent upon achievement of a milestone as revenue in the period in which the milestone is achieved, if the milestone meets all the criteria to be considered substantive. ASU 2010-17 is effective for milestones achieved in fiscal years, and interim periods within those years beginning on or after June 15, 2010 with prospective application. Early adoption is permitted with specific provisions. The Company adopted these amendments in the third quarter of 2010 and the adoption did not have a material impact on the disclosures in the Company’s financial statements.

TRUNITY, INC.
(A Development Stage Company)

Notes To The Financial Statements
December 31, 2010

Note 4 – Property and Equipment

A summary of property and equipment at December 31, 2010 is as follows:

Furniture and fixtures	$11,315
IT Equipment and software	79,886

Total Property and Equipment	91,201

Less: Accumulated depreciation	(30,629)

Net Property and Equipment	$60,572

The amounts charged to operations for depreciation for the year ended December 31, 2010 was approximately $25,700.

Note 5 – Intangible Assets

Intangible assets were comprised of the following at December 31, 2010:

Trunity Platform	Estimated Life	Gross Cost	Accumulated Amortization	Net Book Value

Assets Acquired from Trunity, LLC	3 years	$1,775,000	$(887,500)	$887,500

Internal Costs Capitalized for period from July 28, 2009 (inception to December 31, 2009)	3 years	121,819	(50,758)	$71,060

Internal costs capitalized for the twelve months ended December 31, 2010	3 years	342,346	(57,057)	$285,289

Carrying Value				$1,243,849

Estimated future amortization expense is as follows:

Year ending December 31,
2011	$746,388
2012	440,403
2013	57,057
Total future amortization expense	$1,243,849

TRUNITY, INC.
(A Development Stage Company)

Notes To The Financial Statements
December 31, 2010

Note 6 – Notes Payable

At December 31, 2010, outstanding notes payable is made up of the following.

Note Holder	Principal	Accrued Interest	Unamoetized Discount	Outstanding December 31, 2010

Trunity LLC	$1,800,000	$216,592		$2,016,592
Notes Payable to Founders	797,799	101,425		899,224
Notes payable to related parties				$2,915,816
8% Convertible Notes	616,500	71,270	(284,360)	403,410
9% Convertible Notes	437,500			437,500
Note sold to an outside investor	100,000	5,000		105,000
Notes payable to investors				$945,910
Total notes payable				$3,861,726

Trunity, LLC Note - Trunity, LLC was formed by the three founders of the Company to acquire the technology platform used by the Company. The assets of Trunity, LLC, which consisted chiefly of the rights to the technology platform, was sold to the Company for $1.8 million in the form of a Note bearing interest of 8% payable with 120 monthly installments, maturing in June 2019. No payments have been made on this note through December 31, 2010.

In July 2011, all principal due on this note was converted to common shares of the Company and distributed to the three owners of Trunity, LLC.

Notes Payable to Founders - In 2009, the Company entered into line of credit agreements with two of the founders to borrow up to $0.9 million, as needed, to fund working capital needs of the Company. These notes carried an interest rate of 10% and were to expire in September and December 2012. During 2010, approximately $0.5 million was borrowed by the Company under these agreements. No repayments were made on these Notes through December 31, 2010.

In July 2011, all principal and interest due on these notes was converted to shares of common stock in the Company.

8% Convertible Promissory Notes - In 2009, the Company completed an offering of $616,500 in principal amount of 8% Convertible Promissory Notes. The notes had a maturity of July 1, 2014, and accrued interest at a rate of 8% per annum payable maturity or conversion.

TRUNITY, INC.
(A Development Stage Company)

Notes To The Financial Statements
December 31, 2010

Note 6 – Notes Payable (continued)

8% Convertible Promissory Notes (continued) - The notes included conversion features that allowed holders to convert their holdings to shares of the Company’s stock upon:

●	A qualified financing event (defined as the sale of $1 million or greater of equity securities), debt automatically converts at a price equivalent to the offering price.
●	At the discretion of the debt holder for a fixed price of $1 per share.
●	Upon change of control of the Company, the debt holder could convert at fixed price of $1 per share.

Using the intrinsic value method, the Company determined that these conversion features had no value upon issuance or at December 31, 2010.

In consideration for the purchase of the notes, the investors received 4 shares of the Company’s common stock for every dollar invested in this offering. A total of 822,000 shares (2,466,000 shares as adjusted for the 1 for 3 reverse stock split in 2011) were issued to the Note purchasers. The Company determined that the value of these shares were $0.1667 per share, or $411,082 in total, and has accounted for these shares as a note discount to be amortized over the term of the notes using the effective interest method.

In February 2011, these notes and accrued but unpaid interest were automatically converted to common shares upon the completion of a qualified financing event.

9% Convertible Promissory Notes - In December 2009, the Company began an offering of 9% Convertible Promissory Notes. The notes had 5 year maturities from date issued, and interest on the notes accrued at the rate of 9% per annum and was paid monthly. The offering concluded in 2010 raising a total of $437,500. These notes included conversion features that allowed holders to convert their debt to Company’s stock within the first 3 years:

●	In years 1 and 2 notes were convertible at a price of $2 per share.
●	In year 3 notes were convertible a price of $3 per share.

Using the intrinsic value method, the Company determined that these conversion features had no value upon issuance or at December 31, 2010.

In April 2011, these notes were converted to common shares upon a special offer to convert the debt which all debt holders exercised.

Note Sold to an Outside Investor - In October 2010, the Company issued a single $50,000 promissory note to an investor.  The note called for fixed interest of $5,000 per month. This note had a maturity of January 8, 2011. Additionally, 100,000 warrants to purchase shares of Company stock were issued to this investor. See note 9 below, for a description of these warrants. In August 2011, this note with accrued but unpaid interest was converted to common shares.

Interest expense recognized on the above notes for the year ended December 31, 2010 was approximately $416,600.

TRUNITY, INC.
(A Development Stage Company)

Notes To The Financial Statements
December 31, 2010

Note 6 – Notes Payable (continued)

The future maturities of all notes at December 31, 2010 are as follows:

Year ending December 31,
2011	$771,592
2012	1,079,225
2013	180,000
2014	583,410
2015 and thereafter	1,247,500
Total Notes Payable	3,861,726
Notes Payable - Current Portion	(771,592)
Notes Payable, Net of Current Portion	$3,090,135

Note 7 – Stockholders’ Equity

The Company has one class of stock, common, which has a par value of $0.001 per share. The Company has authorized up to 50,000,000 shares to be issued.  All share issuances disclosed below have been retroactively adjusted for a 1 for 3 reverse stock split that occurred in 2011 (see Note 13).

Issuance of Founders’ stock - Shortly after the formation of the Company, a total of 7,300,667 shares were issued to founders of the Company and others at the direction of the founders.

Sale of Common Stock - During 2009, the Company raised gross proceeds of approximately $460,000 through the sale of 880,000 shares of its common stock to accredited investors at an average price of $0.52 per share. The sale of these shares took place throughout 2009. The Company incurred stock issuance costs in the period that totaled $40,825 of which $30,825 was from the issuance of 33,333 shares to brokers in exchange for services related to the share offering.

During 2010, the Company raised gross proceeds of approximately $653,000 through the sale of 1,282,005 shares of its common stock to accredited investors at an average price of $0.51 per share (as adjusted for the 1 for 3 reverse stock split in 2011).

The sale of these shares took place throughout 2010. The Company incurred stock issuance costs in the year that totaled $12,160.

Shares issued in connection with 8% Convertible Promissory Notes - During 2009, the Company issued 822,000 shares of common stock related to the sale of $616,500 in principal amount of 8% Convertible Promissory Notes. As detailed in Note 6, the $411,082 value of these shares has been recorded as an increase in stockholders’ equity and discount to notes payable.

TRUNITY, INC.
(A Development Stage Company)

Notes To The Financial Statements
December 31, 2010

Note 8 – Stock Options

In 2009, the Company approved the 2009 Employee, Director and Consultant Stock Option Plan and authorized an option pool of 5,500,000 shares. Stock options typically vest over a 3 year period and have a life of 10 years from the date granted.  In 2009, the Company accelerated the option vesting of certain employees who terminated their employment, but, agreed to work in a consulting capacity. In exchange for the accelerated vesting, the employees agreed to shorter expiration periods for their options.  In 2010, the Company issued options to employees and consultants of the company to purchase shares of the Company’s common stock at an exercise price of $0.11 per share.

A summary of options issued, exercised and expired for the period ended December 31, 2010 is as follows (shares have been retroactively adjusted for the 1 for 3 reverse stock split in 2011):

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Intrinsic Value	Weighted- Average Remaining Contractual Life (years)
Outstanding at December 31, 2009	995,000	$0.33	$0.17
Granted	265,000	0.33	0.29
Exercised	—	—	—
Cancelled	—	—	—
Outstanding at December 31, 2010	1,260,000	$0.33	$0.07	7.29

Exercisable at December 31, 2010	73,736	$0.33	$0.17	7.79

For 2010, the Company recognized stock compensation expense of approximately $41,000 using the intrinsic value method.

At December 31, 2010, there was approximately $174,000 in compensation cost related to nonvested awards that has not yet been recognized. The weighted-average period over which this cost is expected to be recognized is 2.27 years.

Note 9 – Warrants to Purchase Common Stock

In connection with the issuance of some Notes and the sale of shares of common stock in 2010, the Company issued warrants to purchase 189,150 shares of the Company’s common stock at exercise price of $1.00 per share. These warrants are still outstanding as of December 31, 2010, and expire at various dates in 2013. Based on the intrinsic valuation method, the warrants were determined to have no fair value at the time issued and at December 31, 2010.

TRUNITY, INC.
(A Development Stage Company)

Notes To The Financial Statements
December 31, 2010

Note 9 – Warrants to Purchase Common Stock (continued)

A summary of warrants issued, exercised and expired for the year ended December 31, 2010 is as follows:

Warrants
Balance at December 31, 2009	—
Issued	189,150
Exercised	—
Expired	—
Balance at December 31, 2010	189,150

Note 10 – Income Taxes

The Company did not provide a current U.S. federal or state income tax provision or benefit for the period presented because it has experienced operating losses. The Company recognized deferred tax assets, primarily for the benefit to be realized from offsetting its current net operating loss to taxable income in future periods. However, the Company has provided a full valuation allowance on the deferred tax assets, because evidence does not indicate that the deferred tax assets will more likely than not be realized.

At December 31, 2010, deferred tax assets consisted of the following:

Net operating loss carryforward	$1,779,738
Less: valuation allowance	(1,779,738)
Net deferred tax asset	$—

The Company’s effective income tax rate is lower than what would be expected if the federal statutory rate were applied to the loss from operations primarily because of the effect of the state tax benefit, net of federal benefit, and the change in the valuation allowance provided against deferred tax assets.
At December 31, 2010, the Company had net operating losses of approximately $3.9 million that can be carried forward for up to twenty years and deducted against future taxable income. The net operating loss carryforwards expire in various years through 2030 and may be subject to certain limitations under federal and state tax laws. The change in the valuation allowance for the year ended December 31, 2010 was approximately $985,000.

Note 11 – Related Parties

The Company’s three founders, Terry Anderton, Les Anderton, and Joakim Lindblom have a number of transactions that warrant disclosure per ASC 850, Related Party Disclosures.

Loans - The Trunity, LLC Note with the Company is beneficially owned by the three founders of the Company. The loan balance at December 31, 2010 was approximately $2 million. Terms of the loan were disclosed in Note 6.

TRUNITY, INC.
(A Development Stage Company)

Notes To The Financial Statements
December 31, 2010

Note 11 – Related Parties (continued)

Credit agreements with Terry Anderton and Les Anderton had outstanding balances of approximately $166,000 and $734,000, respectively, at December 31, 2010.

Founder Stock Transactions - Upon forming the Company in 2009, 3,333,333 shares were issued to both Terry Anderton and Les Anderton for a total of 6,666,667 shares (as adjusted for a 1 for 3 reverse stock split in 2011). At December 31, 2010: Terry Anderton directly and indirectly, through his children’s trust accounts, controlled 3,183,333 shares; Les Anderton directly and indirectly, with his wife, controlled 3,133,333 shares.

In 2009 and 2010, Joakim Lindblom was granted stock options to purchase 333,333 and 100,000 shares, respectively, at a strike price of $0.33. In 2011, Mr. Lindblom was granted additional options to purchase an additional 353,333 shares.  All share amounts have been adjusted for the 1 for 3 reverse stock split that occurred in 2011.

In 2011, various notes with the founders were converted to shares of common stock in the Company. The following shares (after the 1 for 3 reverse split of its common shares) were issued to the founders upon conversion of the Trunity, LLC note payable and notes payable to the founders.

	Shares Issued Upon Conversion
	Trunity, LLC Note	Notes payable to founders
Terry Anderton	3,200,000	856,000
Les Anderton	3,200,000	3,116,000
Joakim Lindblom	800,000
	7,200,000	3,972,000

Sales, Receivables and Accruals - There were none in 2010.

Note 12 – Commitments and Contingencies

In 2010, the Company entered into a lease agreement for 6,400 square feet of office space located in Newburyport, Massachusetts. This lease is effective from August 2010 through July 2013. This agreement provided a free rent period of the first four months of the term. The minimum lease payments payable over the remaining life of that agreement are:

Lease Contract (Description)	2011	2012	2013	Total

Three year lease ending July 31, 2013	$91,206	$91,206	$53, 203	$235,615

In 2010, the Company recognized approximately $46,000 in rent expense.

TRUNITY, INC.
(A Development Stage Company)

Notes To The Financial Statements
December 31, 2010

Note 13 – Subsequent Events

9% Convertible Promissory Notes issued in 2010, Converted to shares in 2011 - As described in Note 6, the Company raised $437,500 through the sale of Convertible Promissory Notes in 2010. In 2011 this debt was converted to 1,458,333 shares (4,375,000 shares as adjusted for the 1 for 3 reverse split in 2011).

$100,000 Note sold to an Investor in 2010, Converted to shares in 2011 - In 2010, the Company sold a note to an investor which had a fixed interest of $5,000 per month. In 2011, the Company converted this note and accrued but unpaid interest to 133,333 shares.

Sale of Shares in and 2011 - In 2011, the Company sold 2.3 million shares for approximately $1.2 million.

Letter of Intent to Acquire another Company - In April 2011, the Company signed a letter of intent to purchase a majority ownership stake in another company. The terms of this agreement call for certain actions to be undertaken by both parties. In 2011, the Company has made deposits of $175,000 pursuant to this agreement.

2011 3 for 1 Reverse share split of Common Shares - During 2011, the Company implemented a 3 for 1 reverse share split of its shares. This transaction had the effect of reducing the number of outstanding shares from 38,874,291 to 12,958,135.  The 2010 financial statements have been retroactively adjusted to reflect the stock split.

Private placement with Greenhills Ventures - In October 2011, the Company entered into a non-binding draft securities purchase agreement with Greenhills Ventures, LLC. The agreement calls for Greenhills to invest a maximum of $3 million in preferred stock of the Company. The funds are to be invested in three tranches which will be paid upon the Company satisfying operational and performance based conditions. The final conditions of this agreement are being negotiated.

TRUNITY, INC.
(A Development Stage Company)

Financial Statements
For The Period Ended December 31, 2009

TRUNITY, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Trunity, Inc.

We have audited the accompanying balance sheet of Trunity, Inc. (a development stage company) as of December 31, 2009, and the related statements of operations, changes in stockholders’ deficiency, and cash flows for the period from July 28, 2009 (date of inception) to December 31, 2009. Trunity, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trunity, Inc. as of December 31, 2009, and the results of its operations and its cash flows for the period from July 28, 2009 (date of inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Ft Lauderdale, FL
November 8, 2011

TRUNITY, INC.
(A Development Stage Company)

Balance Sheet
December 31, 2009

ASSETS

Curent assets

Cash	$36,741
Prepaid expenses and other current assets	18,750

Total current assets	55,491

Property and equipment
Fixtures and equipment	53,685
Less accumulated depreciation	(4,919)
48,766
Capitalized software development costs
Costs incurred	1,896,819
Less accumulated amortization	(305,985)
1,590,834

Total assets	$1,695,091

The accompanying notes are an integral part of these financial statements.	2

TRUNITY, INC.
(A Development Stage Company)

Balance Sheet
December 31, 2009

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY

Current liabilities

Current portion of notes payable	$392,592
Accounts payable	328,273
Accrued expenses	9,191

Total current liabilities	730,056

Long-term liabilities

Notes payable, less current portion	2,103,102
Total long-term liabilities	2,103,102

Total liabilities	2,833,158

Commitments and contingencies

Stockholders’ deficiency

Common stock, $0.001 par value - 50,000,000 shares authorized, 9,036,000* shares issued and outstanding	9,036
Additional paid-in-capital	918,387
Stock subscription receivable	(50,000)
Deficit accumulated during development stage	(2,015,490)

Total stockholders’ deficiency	(1,138,067)

Total liabilities and Stockholders’ deficiency	$1,695,091

* As adjusted for a 1 for 3 reverse stock split that occurred in 2011 - see Note 13.

The accompanying notes are an integral part of these financial statements.	3

TRUNITY, INC.
(A Development Stage Company)

Statement of Operations
For the Period From July 28, 2009 (Date of Inception) to December 31, 2009

Net sales	$—

Operating expenses
Research and development	1,200,465
Selling, general and administrative	670,292
1,870,757

Loss from operations	(1,870,757)

Other income (expense):
Interest expense	(144,733)
(144,733)

Net loss	$(2,015,490)

The accompanying notes are an integral part of these financial statements.	4

TRUNITY, INC.
(A Development Stage Company)

Statement of Changes in Stockholders’ Deficiency
For the Period From July 28, 2009 (Date of Inception) to December 31, 2009

					Deficit
					Accumulated
	Par $ .001			Stock	during the	Total
	Common	Common	Paid in	Subscription	Development	Stockholders’
	Shares*	Stock	Capital	Receivable	Stage	Equity

Balance at July 28, 2009 (date of inception)	—	$—	$—	$—	$—	$—
Issuance of founders’ stock	7,300,667	7,301	(5,901)			1,400
Sale of common stock	880,000	880	459,120	(50,000)		410,000
Stock issuance costs			(40,825)			(40,825)
Common stock issued to investors in a debt offering	822,000	822	410,260			411,082
Shares issued for stock offering services	33,333	33	30,792			30,825
Stock based compensation			64,941			64,941
Net loss					(2,015,490)	(2,015,490)
Balance at December 31, 2009	9,036,000	$9,036	$918,387	$(50,000)	$(2,015,490)	$(1,138,067)

* As adjusted for a 1 for 3 reverse stock split that occurred in 2011 - see Note 13.

The accompanying notes are an integral part of these financial statements.	5

TRUNITY, INC.
(A Development Stage Company)

Statement of Cash Flows
For the Period From July 28, 2009 (Date of Inception) to December 31, 2009

Cash flows from operating activities
Net loss	$(2,015,490)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation and amortization	310,904
Employee stock compensation expense	25,273
Non-employee stock compensation expense	39,668
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(18,750)
Accounts payable	328,273
Accrued expenses	9,191
Accrued interest included in notes payable	61,892

Net cash (used in) operating activities	(1,259,039)

Cash flows from investing activities
Purchase of fixed assets	(53,684)
Purchase of other assets	(1,896,819)

Net cash (used in) investing activities	(1,950,503)

Cash flows from financing activities
Advances from related parties	75,000
Repayments of advances from related parties	(25,000)
Long-term debt issued to related parties	2,045,543
Accrued unpaid interest to related parties	82,840
Issuance of long-term debt	255,417
Proceeds from sale of common stock	853,308
Payment of stock issuance costs	(40,825)

Net cash provided by financing activities	3,246,283

Net increase in cash	36,741

Cash, at inception	—
Cash, end of period	$36,741

Supplemental disclosure of cash flow information
Cash paid during the period for interest	$—

The accompanying notes are an integral part of these financial statements.	6

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2009

Note 1 – Nature of Business

Trunity, Inc. (“We” or “the Company”) is a “C” Corporation organized under the Laws of Delaware with principal offices in Newburyport, Massachusetts. It was formed on July 28, 2009 to develop a cloud-based knowledge sharing platform that focuses on e-learning, virtual textbooks, customer experience and education marketplace. The Company formed though the acquisition of certain intellectual property by its three founders. The Company is in the development stage and it is presently undertaking research and development ofits platform.

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting -The financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). The preparation of these financial statements requires our management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and related notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. We believe the following critical accounting policies affect its more significant judgments and estimates used in the preparation of financial statements.

Development Stage Operations - The Company has operated as a development stage enterprise since its inception by devoting substantially all of its efforts to business development.

Going Concern - The financial statements have been prepared assuming the Company will continue as a going concern. The Company has incurred net losses and negative operating cash flow since its inception. To the extent the Company may have negative cash flows in the future, it will continue to require additional capital to fund operations. In 2010 and 2011, the Company obtained additional capital investments under various debt and common stock issues. Although management continues to pursue its financing plans, there is no assurance that the Company will be successful in obtaining sufficient revenues to generate positive cash flow. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Revenue Recognition - During the period from July 28, 2009 to December 31, 2009, the Company had no revenue.In future periods, revenue will be recognized either ratably over the period of the related contract or as services are performed.

Property and Equipment - Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Expenditures for major betterments and additions are capitalized, while replacement, maintenance and repairs, which do not extend the lives of the respective assets, are expensed as incurred.

7

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2009

Note 2 – Summary of Significant Accounting Policies (continued)

Accounting for Uncertainty in Income Taxes - Income taxes are accounted for in accordance with FASB ASC Topic 740, “Income Taxes” (“ASC 740”). Under ASC 740, income taxes are recognized for the amount of taxes payable for the current year and deferred tax assets and liabilities for the future tax consequence of events that have been recognized differently in the financial statements than for tax purposes. Deferred tax assets and liabilities are established using statutory tax rates and are adjusted for tax rate changes. We consider accounting for income taxes critical to our operations because management is required to make significant subjective judgments in developing our provision for income taxes, including the determination of deferred tax assets and liabilities, and any valuation allowances that may be required against deferred tax assets.

ASC 740 clarifies the accounting for uncertainty in income tax recognized in an entity’s financial statements and requires companies to determine whether it is “more likely than not” that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. For those tax positions where it is not “more likely than not” that a tax benefit will be sustained, no tax benefit is recognized.Where applicable, associated interest and penalties are also recorded. This interpretation also provides guidance on de-recognition, classification, accounting in interim periods, and expanded disclosure requirements.

Based on our evaluation, we have concluded that there are no significant uncertain tax positions requiring recognition in our financial statements. Our evaluation was performed for the tax period from July 28, 2009 (inception) to December 31, 2009. We may from time to time be assessed interest or penalties by major tax jurisdictions, although any such assessments are expected to be minimal and immaterial to our financial results. In the event we have received an assessment for interest and/or penalties, it would be classified in the financial statements as selling, general and administrative expense. The tax year 2009 is subject to examination by federal and state taxing authorities.

Research and Development Costs- The Company capitalizes research and development related to the development of its software platform. Research and development costs not associated with the development of the software platform are expensed in the period in which they are incurred. For the period ended December 31, 2009 the Company capitalized approximately $122,000 of internal development costs.

Stock-Based Compensation- The Company accounts for stock compensation in accordance with FASB ASC 718, “Compensation-Stock Compensation”, which requires companies to expense the fair value of stock options and other forms of stock-based compensation. As the Company is in the development stage, it was unable to reasonably determine the fair value, and expected volatility of its shares. Therefore,as allowed for non-public entities, the Company has elected the intrinsic value method for valuing the impact of stock compensation.

Convertible Debt - The Company assesses whether it has embedded derivatives in accordance with ASC 815,”Accounting for Derivative Instruments and Hedging Activities”. As the Company is in the development stage, it was unable to reasonably determine the fair value of conversion features of its debt which allows holders to convert holdings into common shares of the Company. It has therefore elected to account for these conversion rights using the intrinsic value method.

8

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2009

Note 2 – Summary of Significant Accounting Policies (continued)

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

Stockholders’ Equity - Shares of common stock issued for other than cash have been assigned amounts equivalent to the fair value of the service or assets received in exchange.

Common stock share amounts in these financial statements have been retroactively adjusted for the effects of a 1 for 3 reverse stock split that occurred in 2011, as required in ASC Topic 505-20 (see Note 13).

Intangible Assets - Intangible assets are recorded at cost and consist of the Trunity Platform software development costs. Amortization is computed using the straight-line method over 3 years. Amortization expense for the period from July 28, 2009 (date of inception) to December 31, 2009 totaled $305,985.

Financial Instruments and Fair Values- The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time, based upon relevant market information about the financial instrument.

The carrying amount of cash, trade receivables and other assets approximates fair value due to the short-term maturities of these instruments.

The fair values of all other financial instruments, including debt, approximate their book values as the instruments are short-term in nature or contain market rates of interest.

Subsequent Events - Subsequent events were evaluated through November 8, 2011, which is the date the financial statements were available to be issued.

Note 3 – Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements - In June 2009, the Financial Accounting Standards Board (FASB) issued new accounting guidance on accounting for transfers of financial assets which removes the concept of a qualifying special-purpose entity (QSPE) and clarifies the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. The Company adopted the new accounting guidance beginning January 1, 2010. This new accounting guidance is not expected to have a significant impact on the Company’s financial position, cash flows or results of operations.

In June 2009, the FASB issued new accounting guidance which revises the approach to determining the primary beneficiary of a variable interest entity (VIE) to be more qualitative in nature and requires companies to more frequently reassess whether they must consolidate a VIE. The Company adopted the new accounting guidance beginning January 1, 2010. This new accounting guidance is not expected to have a significant impact on the Company’s financial position, cash flows or results of operations.

9

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2009

Note 3 – Recent Accounting Pronouncements (continued)

In October 2009, the FASB issued authoritative guidance about the accounting for revenue contracts containing multiple elements, allowing the use of companies’ estimated selling prices as the value for deliverable elements under certain circumstances and to eliminate the use of the residual method for allocation of deliverable elements. This guidance is effective for the Company beginning January 1, 2011. The Company does not expect that this standard will have a significant impact on its financial position or results of operations.

Note 4 – Asset Acquisition from Trunity, LLC

On July28, 2009, the Company completed the acquisition of the assets of Trunity, LLC for the total consideration of $1.8 million in exchange for a promissory note. The following table presents the allocation of the purchase consideration to the intangible assets acquired based on their book values. The purchase price was allocated as follows:

Capitalized software development costs	$1,775,000
Other current assets	25,000
Total	$1,800,000

Note 5 – Property and Equipment

A summary of property and equipment at December 31, 2009 is as follows:

Furniture and fixtures	$2,662
IT Equipment and software	51,023

Total Property and Equipment	53,685

Less: Accumulated depreciation	(4,919)

Net Property and Equipment	$48,766

The amounts charged to operations for depreciation for the period from July 28, 2009 to December 31, 2009 was $4,919.

10

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2009

Note 6 – Intangible Assets

Intangible assets were comprised of the following at December 31, 2009:

Trunity platform	Estimated Life	Gross Cost	Accumulated Amortization	Net Book Value

Assets acquired from Trunity, LLC	3 years	$1,775,000	$(295,833)	$1,479,167
Internal costs capitalized for period ended December 31, 2009	3 years	121,819	(10,152)	111,667

Carrying value				$1,590,834

Estimated future amortization expense is as follows:

Year ending December 31,
2010	$632,273
2011	632,273
2012	326,287
Total future amortization expense	$1,590,834

Note 7 – Notes Payable

At December 31, 2009, outstanding notes payable is made up of the following:

Note Holder	Principal	Accrued Interest	Unamortized Discount	Outstanding December 31, 2009

Trunity LLC	$1,800,000	$72,592		$1,872,592
Notes Payable to Founders	295,543	10,248		305,791
Notes payable to related parties				$2,178,383

8% Convertible Notes	616,500	21,950	(371,138)	267,312
9% Convertible Notes	50,000			50,000
Notes payable to investors				$317,312

Total notes payable				$2,495,695

11

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2009

Note 7 – Notes Payable (continued)

Trunity, LLC Note –Trunity, LLC was formed by the three founders of the Company to acquire the technology platform used by the Company. The assets of Trunity, LLC, which consisted chiefly of the rights to the technology platform, was sold to the Company for $1.8 million in the form of a Note bearing interest of 8% payable with 120 monthly installments, maturing in June 2019. No payments have been made on this note during 2009.

In July 2011, all principal due on this note was converted to common shares of the Company and distributed to the three owners of Trunity, LLC.

Notes Payable to Founders - During 2009, the Company entered into line of credit agreements with two of the founders to borrow up to $0.9 million, as needed, to fund working capital needs of the Company. These notes carried an interest rate of 10% and were to expire in September and December 2012. During 2009, approximately $0.3 million was borrowed by the Company under these agreements. No repayments were made on these Notes during 2009.

In July 2011, all principal and interest due on these notes was converted to shares of common stock in the Company.

8% Convertible Promissory Notes - During 2009, the Company completed an offering of $616,500 in principal amount of 8% Convertible Promissory Notes. The notes had a maturity of July 1, 2014, and accrued interest at a rate of 8% per annum payable maturity or conversion.

The notes included conversion features that allowed holders to convert their holdings to shares of the Company’s stock upon:

•	A qualified financing event (defined as the sale of $1 million or greater of equity securities), debt automatically converts at a price equivalent to the offering price.
•	At the discretion of the debt holder for a fixed price of $1 per share.
•	Upon change of control of the Company, the debt holder could convert at fixed price of $1 per share.

Using the intrinsic value method, the Company determined that these conversion features had no value upon issuance or at December 31, 2009.

In consideration for the purchase of the notes, the investors received 4 shares of the Company’s common stock for every dollar invested in this offering. A total of 822,000 shares (2,466,000 shares as adjusted for the 1 for 3 reverse stock split in 2011) were issued to the Note purchasers. The Company determined that the value of these shares were $0.1667 per share, or $411,082 in total, and has accounted for these shares as a note discount to be amortized over the term of the notes using the effective interest method.

In February 2011, these notes and accrued but unpaid interest were automatically converted to common shares upon the completion of a qualified financing event.

12

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2009

Note 7 – Notes Payable (continued)

9% Convertible Promissory Notes - In December 2009, the Company began an offering of 9% Convertible Promissory Notes. The notes had 5 year maturities from date issued, and interest on the notes accrued at the rate of 9% per annum and waspaid monthly.The offering concluded in 2010 raising a total of $437,500. These notes included conversion features that allowed holders to convert their debt to Company’s stock within the first 3 years:

•	In years 1 and 2 notes were convertible at a price of $2 per share.
•	In year 3 notes were convertible a price of $3 per share.

Using the intrinsic value method, the Company determined that these conversion features had no value upon issuance or at December 31, 2009.

In April 2011, these notes were converted to common shares upon a special offer to convert the debt which all debt holders exercised.

Interest expense recognized on the above notes for the period from July 28, 2009 to December 31, 2009 was $144,733.

The future maturities of all notes at December 31, 2009 are as follows:

Year ending December 31,
2010	$392,592
2011	180,000
2012	435,791
2013	180,000
2014 and thereafter	1,307,311

Total Notes Payable	$2,495,695
Notes Payable - Current Portion	(392,592)

Notes Payable, Net of Current Portion	$2,103,102

Note 8 – Stockholders’ Equity

The Company has one class of stock, common, which has a par value of $0.001 per share. The Company has authorized up to 50,000,000 shares to be issued. All share issuances disclosed below have been retroactively adjusted for a 1 for 3 reverse stock split that occurred in 2011 (see Note 13).

Issuance of Founders’ stock -Shortly after the formation of the Company, a total of 7,300,667 shares were issued to founders of the Company and others at the direction of the founders.

13

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2009

Note 8 – Stockholders’ Equity (continued)

Sale of Common Stock - During 2009, the Company raised gross proceeds of approximately$460,000 through the sale of 880,000 sharesof its common stock to accredited investors at an average price of $0.52per share. The sale of these shares took place throughout 2009. The Company incurred stock issuance costs in the year that totaled $40,825 of which $30,825 was from the issuance of 33,333 shares to brokers in exchange for services related to the share offering.

Shares issued in connection with 8% Convertible Promissory Notes - During 2009, the Company issued 822,000 sharesof common stock related to the sale of $616,500 in principal amount of 8% Convertible Promissory Notes. As detailed in Note 7, the $411,082 value of these shareshas been recorded as an increase in stockholders’ equity and discount to notespayable.

Note 9 – Stock Options

In 2009, the Company approved the 2009 Employee, Director and Consultant Stock Option Plan and authorized an option pool of 5,500,000 shares. Stock options typically vest over a 3 year period and have a life of 10 years from the date granted.In 2009, the Company issued options to employees and consultants of the company to purchase shares of the Company’s common stock at an exercise price of $0.11 per share. Also in 2009, the Company accelerated the option vesting of certain employees who terminated their employment, but, agreed to work in a consulting capacity. In exchange for the accelerated vesting, the employees agreed to shorter expiration periodsfor their options.

A summary of options issued, exercised and expired for the period ended December 31, 2009 is as follows (shares have been retroactively adjusted for the 1 for 3 reverse stock splitin 2011):

Weighted-
		Weighted-	Weighted-	Average
		Average	Average	Remaining
	Number	Exercise	Intrinsic	Contractual
	of Shares	Price	Value	Life (years)
Outstanding at July 28, 2009 (inception)	—
Granted	995,000	$0.33	$0.17
Exercised	—	—	—
Cancelled	—	—	—
Outstanding at December 31, 2009	995,000	$0.33	$0.17	7.92

Exercisable at December 31, 2009	291,667	$0.33	$0.17	3.82

For 2009, the Company recognized stock compensation expense of approximately $65,000 using the intrinsic value method.

14

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2009

Note 9 – Stock Options (continued)

At December 31, 2009, there was approximately $104,000 in compensation cost related to nonvested awards that has not yet been recognized. The weighted-average period over which this cost is expected to be recognized is 2.62 years.

Note 10 – Income Taxes

The Company did not provide a current U.S. federal or state income tax provision or benefit for the period presented because it has experienced operating losses. The Company recognized deferred tax assets, primarily for the benefit to be realized from offsetting its current net operating loss to taxable income in future periods. However, the Company has provided a full valuation allowance on the deferred tax assets,, because evidence does not indicate that the deferred tax assets will more likely than not be realized.

At December 31, 2009, deferred tax assets, calculated at an effective tax rate of 39.4%, consisted of the following:

Net operating loss carryforward	$794,457
Less: valuation allowance	(794,457)
Net deferred tax asset	$—

The Company’s effective income tax rate is lower than what would be expected if the federal statutory rate were applied to the loss from operations primarily because of the effect of the state tax benefit, net of federal benefit, and the change in the valuation allowance provided against deferred tax assets.

At December 31, 2009, the Company had net operating losses of approximately $2 million that can be carried forward for up to twenty years and deducted against future taxable income. The net operating loss carryforwards expire in various years through 2029 and may be subject to certain limitations under federal and state tax laws.

Note 11 – Related Parties

The Company’sthree founders, Terry Anderton, Les Anderton, and Joakim Lindblom have a number of transactions that warrant disclosure per ASC 850, Related Party Disclosures.

Loans - The Trunity, LLC Note with the Company is beneficially owned by the three founders of the Company. The loan balance at December 31, 2009 was approximately $2 million. Terms of the loan were disclosed in Note 7.

Credit agreements with Terry Anderton and Les Anderton had outstanding balances of approximately $79,000 and $177,000 at December 31, 2009.

15

TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2009

Note 11 – Related Parties (continued)

Founder Stock Transactions -Upon forming the Company, 3,333,333 shares were issued to both Terry Anderton and Les Anderton for a total of 6,666,667 shares (as adjusted for a 1 for 3 reverse split in 2011). At December 31, 2009: Terry Anderton directly and indirectly, through his children’s trust accounts, controlled3,183,333 shares; Les Anderton directly and indirectly, with his wife, controlled3,133,333 shares.

Joakim Lindblom was granted stock options to purchase 333,333 shares at a strike price of $0.33 per share through December 31, 2009. In 2010 and 2011, Mr. Lindblom was granted additional options to purchase an additional 100,000 and 453,333 shares, respectively. All share amounts have been adjusted for the 1 for 3 reverse split that occurred in 2011.

In 2011,various notes with the founders were converted to shares of common stock in the Company. The following shares(after the 1 for 3 reverse split of its common shares) were issued to the founders upon conversion of theTrunity, LLC note payable and notes payable to the founders.

	Shares Issued Upon Conversion
	Trunity, LLC Note	Notes payable to founders
Terry Anderton	3,200,000	3,116,000
Les Anderton	3,200,000	856,000
Joakim Lindblom	800,000
	7,200,000	3,972,000

Sales, Receivables and Accruals - There were none in 2009.

Note 12 – Commitments and Contingencies

In 2009, the Company leased space in a facility in Portsmouth, New Hampshire. For 2009, the Company recorded rent expense of approximately $16,000.

In 2010, the Company entered into a new lease agreement for 6,400 square feet in Newburyport, Massachusetts. This lease is effective from August 2010 through July 2013. The minimum lease payments over the life of that agreement are:

Lease Contract (Description)	2010	2011	2012	2013	Total

Three year lease ending July 31, 2013	$7,600	$91,206	$91,206	$53,203	$243,216

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TRUNITY, INC.
(A Development Stage Company)

Notes to the Financial Statements
December 31, 2009

Note 13 – Subsequent Events

9% Convertible Promissory Notes issued in 2010, Converted to shares in 2011-As described in Note 7, the Company raised $437,500 through the sale of Convertible Promissory Notes in 2010. In 2011 this debt was converted to 1,458,333 shares (4,375,000 shares as adjusted for the 1 for 3 reverse split in 2011).

$100,000 Note sold to an Investor in 2010, Converted to shares in 2011 -In 2010, the Company sold a note to an investor which had a fixed interest of $5,000 per month. In 2011, the Company converted this note and accrued but unpaid interest to 133,333 shares.

Sale of Shares in 2010 and 2011 - In 2010, the Company sold 1.3 million shares for approximately $700,000. In 2011, the Company sold 2.3 million shares for approximately $1.2 million.

Letter of Intent to Acquire another Company - In April 2011, the Company signed a letter of intent to purchase a majority ownership stake in another company. The terms of this agreement call for certain actions to be undertaken by both parties. In 2011, the Company has made deposits $175,000 pursuant to this agreement.

2011 3 for 1 Reverse share split of Common Shares - During 2011, the Company implemented a 3 for 1 reverse share split of its shares. This transaction had the effect of reducing the number of outstanding shares from 38,874,291 to 12,958,135 at the date of the stock split. The 2009 financial statements have been retroactively adjusted to reflect the stock split.

Private placement with GreenhillsVentures - In October 2011, the Company entered into a non-binding draft securities purchase agreement with Greenhills Ventures, LLC. The agreement calls for Greenhills to invest a maximum of $3 million in preferred stock of the Company. The funds are to be invested in three tranches which will be paid upon the Company satisfying operational and performance based conditions. The final conditions of this agreement are being negotiated.

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